SUNBERTA SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made and effective as of November 16, 2006 (the "Effective Date") between Kelly Sundberg (the "Seller") and Sunberta Resources Inc. (Nevada) ("NevadaCo").

WHEREAS:

A. Pursuant to this Agreement, the Seller has agreed to sell and NevadaCo has agreed to purchase all 100 of the Seller's Class A shares (the "AlbertaCo Shares") in the capital of Sunberta Resources Inc. (Alberta) ("AlbertaCo"). These are all of the issued and outstanding shares of AlbertaCo.

B. NevadaCo shall issue and deliver to the Seller 100 shares of its common stock to the Seller as consideration for the AlbertaCo Shares. The deemed purchase price for the AlbertaCo Shares is US$100.

C. In connection with these transactions, AlbertaCo shall become a wholly-owned subsidiary of NevadaCo on the Effective Date.

NOW THEREFORE, the parties agree as follows:

1.  Purchase and Sale. On the Effective Date, NevadaCo shall purchase from the Seller and the Seller shall sell, assign and transfer to NevadaCo the AlbertaCo Shares. NevadaCo shall pay the Seller 100 shares of its common stock to the Seller as full and final consideration for the AlbertaCo Shares. The deemed purchase price for the AlbertaCo shares is US$100.

2. Representation and Warranty of the Seller. To induce NevadaCo to enter into and complete the transaction contemplated by this Agreement, the Seller hereby represents and warrants to and covenants with NevadaCo that he owns good and marketable title to the AlbertaCo Shares as the legal and beneficial owner thereof free and clear of any liens, charges and encumbrances.

3. Representations and Warranties of NevadaCo. NevadaCo hereby represents and warrants to and covenants with the Seller that (a) NevadaCo is duly organized, validly exists and is in good standing under the laws of Nevada,
(b) when issued to the Seller the common shares of NevadaCo shall not be subject to any liens, security interests, encumbrances or other claims, and (c) NevadaCo has the full power, authority, right and capacity to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

/s/ Kelly Sundberg
Kelly Sundberg

SUNBERTA RESOURCES INC. (Nevada)

/s/ Kelly Sundberg
Authorised Signatory